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                                                                     Exhibit 5.1

                            Locke Liddell & Sapp LLP
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776

                                December 1, 2005

Mexican Restaurants, Inc.
1135 Edgebrook
Houston, Texas 77034-1899

Ladies and Gentlemen:

     We have acted as counsel to Mexican Restaurants, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 350,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), that may be issued pursuant to the Mexican Restaurants, Inc. 2005 Long Term Incentive Plan (the "2005 Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Company's Articles of Incorporation, as amended, Bylaws as amended, and the 2005 Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or its representatives or officers.

     In connection with the contemplated issuance of the Shares, we have assumed the receipt of proper consideration for the issuance thereof in excess of the par value thereof, and compliance with all applicable laws related to the issuance of the Shares.

     Based upon the foregoing, and based on our review of the Texas Business Corporation Act and the Texas Business Organizations Code, applicable provisions of the Texas Constitution and reported judicial decisions interpreting these laws, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the 2005 Plan, and in the manner contemplated in the Registration Statement, including the prospectus relating to the offer and sale of such Shares, will be validly issued, fully paid and non-assessable.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     This opinion is limited to the laws of the State of Texas, and we do not express any opinion to the laws of any other jurisdiction and we express no opinion as to the effect of any other laws on the opinions stated herein.

     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligation to advise you of any change with respect to any matter set forth herein.

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     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        LOCKE LIDDELL & SAPP LLP


                                        By: /s/ Kent Jamison
                                            ------------------------------------
                                            Kent Jamison